Exhibit 99.5

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet as of July 4, 2015 and unaudited pro forma combined condensed statements of operations for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015, are based on the historical financial statements of Cartesian, Inc. (“Cartesian” or the “Company”), and Farncombe France SARL, Farncombe Technology Limited, and its wholly-owned subsidiary, Farncombe Engineering Services Limited (collectively, “the Farncombe Entities”) after giving effect to Cartesian’s acquisition of the Farncombe Entities on July 22, 2015 (the “Farncombe Acquisition”), as more fully described in the Explanatory Note of this Form 8-K/A and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. Farncombe Engineering Services Limited became a wholly-owned subsidiary of Farncombe Technology Limited immediately prior to the closing of the acquisition of Farncombe Technology Limited by Cartesian.

The unaudited pro forma combined condensed balance sheet and unaudited pro forma combined condensed statements of operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Cartesian’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and its Quarterly Report on Form 10-Q for the fiscal period ended July 4, 2015, as well as the Farncombe Entities historical financial statements for the year ended December 31, 2014 which are included as Exhibits 99.2, 99.3 and 99.4 to this Form 8-K/A. This unaudited pro forma information should also be read in conjunction with Cartesian’s Form 8-K related to its acquisition of the Farncombe Entities, filed with the Securities and Exchange Commission (“SEC”) on July 23, 2015.

The following unaudited pro forma combined condensed statements of operations are presented as if the Farncombe Acquisition had occurred at the beginning of the fiscal year on December 29, 2013 and include all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The following unaudited pro forma combined condensed balance sheet is presented as if the Farncombe Acquisition had occurred as of July 4, 2015 and includes all adjustments that give effect to events that are directly attributable to the transaction, and that are factually supportable.

The financial statements of Farncombe Technology Limited and Farncombe Engineering Services Limited (“Farncombe UK”) were prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”) and the financial statements of Farncombe France SARL were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), both of which differ in certain respects from U.S. GAAP. Adjustments have been made to reconcile the Farncombe Entities' financial statements to U.S. GAAP for the purposes of the unaudited pro forma presentation as described in the accompanying notes. A description of reconciling amounts between U.S. GAAP and UK GAAP are included in the accompanying notes.

The financial statements of Farncombe UK were originally prepared using pounds sterling as the reporting currency, and the financial information in those financial statements has been translated into U.S. dollars for the purposes of the unaudited pro forma presentation as described in Note 1. The financial statements of Farncombe France SARL (“Farncombe France”) were originally prepared using the Euro as the reporting currency and the financial information in those financial statements has been translated into U.S. dollars for the purposes of the unaudited pro forma presentation as described in Note 1.

Cartesian reports its operating results on a 52/53-week fiscal year basis. The fiscal year end is determined as the Saturday ending nearest December 31. The Farncombe Entities report their operating results on a calendar year basis and their results are included in the unaudited pro forma combined condensed financial statements based on their fiscal year. The difference in fiscal periods is not considered material to the unaudited pro forma combined condensed financial statements.

The Farncombe Acquisition has been accounted for under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined condensed balance sheet and statement of operations, is allocated to the net tangible and intangible assets acquired and liabilities assumed based on various estimates.

The unaudited pro forma combined condensed financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Cartesian and the Farncombe Entities been a combined company during the specified period. The unaudited pro forma financial information does not include the effects of any synergies that Cartesian may achieve related to the Farncombe Acquisition or the costs necessary to achieve any synergies. The unaudited pro forma financial information also does not include costs for integrating Cartesian and the Farncombe Entities. The unaudited pro forma financial information is preliminary and based on currently available information, assumptions and adjustments that are subject to change.

CARTESIAN, INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of July 4, 2015 (Unaudited)

(In thousands)

					Pro Forma
					Combined
		Historical			Including
	Cartesian	Farncombe	Pro Forma		Farncombe
	As Reported	Entities	Adjustments		Entities
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,054	$1,485	$(1,017	)B	$11,522
Accounts receivable, net	11,935	8,982	-		20,917
Inventory	2,700	-	-		2,700
Prepaid and other current assets	1,633	331	-		1,964
Total current assets	27,322	10,798	(1,017)		37,103

NONCURRENT ASSETS:
Property and equipment, net	2,528	107	-		2,635
Goodwill	8,018	12	(12	)A	10,121
			2,103	C
Intangible assets, net	-		1,190	C	1,190
Deferred income tax assets	835	-	-		835
Other noncurrent assets	487	-	-		487
Total Assets	$39,190	$10,917	$2,264		$52,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,650	$5,735	$-		$8,385
Current borrowings	3,269	-	-		3,269
Liabilities for derivatives	442	-	-		442
Accrued payroll, bonuses and related expenses	3,952	349	-		4,301
Accrued severance liability and related costs	-	-	-		0
Deferred revenue	1,639	-	-		1,639
Other accrued liabilities	1,431	2,031	1,363	B	4,825
Total current liabilities	13,383	8,115	1,363		22,861

NONCURRENT LIABILITIES:
Deferred income tax liabilities	782	-	-		782
Deferred revenue	911	-	-		911
Other noncurrent liabilities	614	-	1,667	E	2,281
Total noncurrent liabilities	2,307	-	1,667		3,974

Total stockholders’ equity	23,500	2,802	(2,802	)A	25,536
			2,036	B
Total Liabilities and Stockholders’ Equity	$39,190	$10,917	$2,264		$52,371

See notes to unaudited pro forma combined condensed financial statements.

CARTESIAN, INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

For the fiscal year ended January 3, 2015 (Unaudited)

(In thousands, except per share data)

					Pro Forma
					Combined
		Historical			Including
	Cartesian	Farncombe	Pro Forma		Farncombe
	As Reported	Entities	Adjustments		Entities

Revenues	$71,675	$14,362			$86,037

Cost of services	45,088	10,872			55,960

Gross profit	26,587	3,490			30,077

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $334 and $205 for the fourteen weeks ended January 3, 2015 and for the thirteen weeks ended December 28, 2013, respectively and $1,057 and $737 for the fifty-three weeks ended January 3, 2015 and for the fifty-two weeks ended December 28, 2013, respectively)	27,468	2,893	362	C	30,723
Loss from operations	(881)	597	(362)		(646)
Other (expense) income
Interest (expense) income, net	(200)	9			(191)
Discount on note payable and transaction costs	(1,610)	-			(1,610)
Change in fair value of warrants and derivative liabilities	159	-			159
Other expense	-	(3)			(3)
Total other income (expense)	(1,651)	6			(1,645)
Loss before income taxes	(2,532)	603	(362)		(2,291)
Income tax (provision) benefit	1,121	(31)	80	F	1,170
Net Loss	$(1,411)	$572	$(282)		$(1,121)

Net Loss per basic common share	$(0.18)				$(0.13)

Weighted average shares used in calculation of net loss per basic common share	7,800				8,389

See notes to unaudited pro forma combined condensed financial statements.

CARTESIAN, INC.

PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

For the Twenty-Six Weeks ended July 4, 2015 (Unaudited)

(In thousands, except per share data)

					Pro Forma
					Combined
		Historical			Including
	Cartesian	Farncombe	Pro Forma		Farncombe
	As Reported	Entities	Adjustments		Entities

Revenues	$34,939	$8,580			$43,519

Cost of services	22,709	6,273			28,982

Gross profit	12,230	2,307			14,537
			#DIV/0!
Selling, general and administrative expenses (includes non-cash share-based compensation expense of $334 and $205 for the fourteen weeks ended January 3, 2015 and for the thirteen weeks ended December 28, 2013, respectively and $1,057 and $737 for the fifty-three weeks ended January 3, 2015 and for the fifty-two weeks ended December 28, 2013, respectively)	15,466	1,516	136	C	16,826
			(292	)D
Loss from operations	(3,236)	791	156		(2,289)
Other (expense) income
Interest (expense) income, net	(108)	-			(108)
Change in fair value of warrants and derivative liabilities	(105)	-			(105)
Other expense	(47)	19			(28)
Total other income (expense)	(260)	19			(241)
Loss before income taxes	(3,496)	810	156		(2,530)
Income tax (provision) benefit	(290)	(46)	(34	)F	(370)
Net Loss	$(3,786)	$764	$122		$(2,900)

Net Loss per basic common share	$(0.47)				$(0.33)

Weighted average shares used in calculation of net loss per basic common share	8,135				8,724

See notes to unaudited pro forma combined condensed financial statements.

NOTES TO PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Basis of Presentation

Basis of Presentation

The unaudited pro forma combined condensed statements of operations are presented as if the Farncombe Acquisition had occurred at the beginning of the fiscal year on December 29, 2013 and include all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The unaudited pro forma combined condensed balance sheet is presented as if the Farncombe Acquisition had occurred as of July 4, 2015 and includes all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable.

The financial statements of Farncombe UK were prepared in accordance with UK GAAP and the financial statements of Farncombe France SARL were prepared in accordance with IFRS as issued by the IASB, both of which differ in certain respects from U.S. GAAP. Adjustments have been made to reconcile the Farncombe Entities' financial statements to U.S. GAAP for the purposes of the unaudited pro forma presentation. These adjustments relate primarily to differences such as the accounting for accrued vacation and goodwill amortization for Farncombe UK. Under UK GAAP there is no requirement to accrue for employees’ accrued vacation entitlement. U.S. GAAP requires that certain vacation benefits be accrued. The adjustment to record accrued vacation is included in the Historical Farncombe Entities column on the accompanying combined condensed financial statements and was $22,000 and $88,000 for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015, respectively. Goodwill is amortized under UK GAAP. U.S. GAAP prohibits the amortization of goodwill. An adjustment to eliminate goodwill amortization of approximately $175,000 and $47,000 is included in the Historical Farncombe Entities column on the accompanying combined condensed statements of operations for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015, respectively.

The financial statements of Farncombe UK were originally prepared using pounds sterling as the reporting currency. The statement of operations information of Farncombe UK for the year ended December 31, 2014 was translated into U.S. dollars using an exchange rate of £1 = U.S. $1.647 and for the twenty-six weeks ended June 30, 2015 was translated into U.S. dollars using an exchange rate of £1 = U.S. $1.556, the average rates for each of the periods presented. The balance sheet information was translated into U.S. dollars using an exchange rate of £1 = U.S. $1.560, the rate at July 4, 2015.

The financial statements of Farncombe France were originally prepared using the Euro as the reporting currency. The statement of operations information of Farncombe France for the year ended December 31, 2014 was translated into U.S. dollars using an exchange rate of Euro 1 = U.S. $1.332 and for the twenty-six weeks ended June 30, 2015 was translated into U.S. dollars using an exchange rate of Euro 1 = U.S. $1.122, the average rates for each of the periods presented. The balance sheet information was translated into U.S. dollars using an exchange rate of Euro 1 = U.S. $1.106, the rate at July 4, 2015.

All intercompany accounts and transactions between the Farncombe Entities have been eliminated in the combined condensed financial statements. Adjustments to eliminate intercompany revenues and expenses of $0.8 million and $0.4 million are included in the Historical Farncombe Entities column on the accompanying combined condensed statements of operations for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015, respectively. An adjustment to eliminate management fee income and expense of $0.6 million is included in the Historical Farncombe Entities column on the accompanying combined condensed statement of operations for the fiscal year ended January 3, 2015. Management fees for the twenty-six weeks ended July 4, 2015 were not significant.

Cartesian reports its operating results on a 52/53-week fiscal year basis. The fiscal year end is determined as the Saturday ending nearest December 31. The Farncombe Entities report their operating results on a calendar year basis and their results are included in the unaudited pro forma combined condensed financial statements based on their fiscal year. The difference in fiscal periods is not considered material to the unaudited pro forma combined condensed financial statements.

Preliminary Purchase Price

The total preliminary purchase price transferred to effect the acquisition of the Farncombe Entities is as follows (in thousands):

(in thousands)
Cash paid at closing	$1,017
Equity issued at closing	2,036
Fair value of contingent consideration	1,667
Working capital adjustment	1,928
Total preliminary purchase price	$6,648

Under the Share Purchase Agreement (the “Purchase Agreement”) dated July 22, 2015 between the Company and the shareholders of the Farncombe Entities (the “Sellers”), the purchase consideration for the capital stock of the Farncombe Entities and related agreements of the Sellers consists of (i) cash and shares of the Company’s Common Stock, par value $0.005 (“Company Common Stock”) paid at the closing of the Farncombe Acquisition (“Closing”), (ii) cash payable after Closing in accordance with the Purchase Agreement upon determination of the net working capital of the Farncombe Entities and (iii) the contingent right of the Sellers to receive additional cash and shares of Company Common Stock pursuant to an earn-out (the “Earn-Out”) based upon the performance of the Farncombe Entities after Closing.

The Earn-Out opportunity, is potentially payable in cash and/or shares of Company Common Stock as elected by each Seller as set forth in the Purchase Agreement. The aggregate amount potentially payable pursuant to the Earn-Out consists of cash in an amount up to £719,483 pounds sterling (approximately US$1.1 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015) and up to 461,055 shares of Company Common Stock (approximately £1,024,765 pounds sterling or US$1.6 million based on an exchange rate of £1.556=US$1.00 as of July 21, 2015).

Preliminary Purchase Price Allocation

Total purchase consideration has been allocated to the tangible and intangible assets and to liabilities assumed based on their respective acquisition-date fair values. The measurement period for purchase price allocations ends as soon as information on the facts and circumstances becomes available, but does not exceed 12 months. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized for assets acquired and liabilities assumed, the Company will retrospectively adjust the amounts recognized as of the acquisition date. The preliminary purchase price allocation is summarized in the following table (in thousands):

(in thousands)
Tangible assets and liabilities
Current assets, including cash acquired	$11,266
Non-current assets	60
Current liabilities	7,971
Non-current liabilities	–
Intangible assets	1,190
Goodwill	2,103
Net assets acquired	$6,648

Based on the preliminary results of the acquisition valuation, the Company has allocated approximately $1.2 million of the purchase price to identifiable intangible assets. The following table summarizes the major classes of intangible assets, as well as the respective weighted-average amortization periods:

		Weighted- Average
	Amount	Amortization Period
	(in thousands)	(Years)
Identifiable Intangible Assets
Tradename	$90	1.0
Non-compete agreements	60	5.0
Customer relationships	1,040	4.0
Total identifiable intangible assets	$1,190

The excess of purchase consideration over net assets assumed was recorded as goodwill, which represents the strategic value assigned to the Farncombe Entities, including the expected benefit from synergies resulting from the transaction, as well as the knowledge and experience of the workforce in place. In accordance with applicable accounting standards, goodwill will not be amortized but instead will be tested for impairment at least annually, or more frequently, if certain indicators are present. In the event that management determines that the value of goodwill becomes impaired, the combined company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made. The goodwill and intangible assets related to this acquisition are not deductible for foreign tax purposes.

The fair values of assets acquired and liabilities assumed are based on preliminary estimates of fair values as of the acquisition date. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma combined condensed financial information, any of which could result in a material change in operating expenses.

Note 2 – Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the Farncombe Acquisition was completed on July 4, 2015 and accompanying unaudited pro forma combined condensed statements of operations have been prepared as if the acquisition of the Farncombe Entities was completed on December 29, 2013, and reflect the following unaudited pro forma adjustments (in thousands):

[A] The elimination of the Farncombe Entities Stockholders’ Equity and historical goodwill.

[B] Acquisition Funding

The acquisition of the Farncombe Entities was funded by available cash on hand in the amount of £654,093 (or approximately $1.0 million) and by the issuance of 588,567 shares of Company Stock equal to £1,308,186 (or approximately $2.0 million) and estimated additional consideration payable upon determination of the net working capital of the Farncombe Entities as if the acquisition of the Farncombe Entities occurred on July 4, 2015.

[C] To record goodwill and identifiable intangible assets and related amortization expense.

Based on the preliminary results of the acquisition valuation, the Company has allocated approximately $1.2 million of the purchase price to identifiable intangible assets. The following table summarizes the major classes of intangible assets, as well as the respective weighted-average amortization periods:

		Weighted- Average
	Amount	Amortization Period
	(in thousands)	(Years)
Goodwill	$2,103	N/A

Identifiable Intangible Assets
Tradename	$90	1.0
Non-compete agreements	60	5.0
Customer relationships	1,040	4.0
Total identifiable intangible assets	$1,190

The following table outlines the amortization of intangible assets for the fiscal year ended January 3, 2015 and the twenty-six weeks ended July 4, 2015 (in thousands):

		Fiscal Year Ended	Twenty-Six Weeks Ended
		January 3,	July 4,
	Amount	2015	2015
	(in thousands)	Amortization	Amortization
Identifiable Intangible Assets
Tradename	$90	$90	$–
Non-compete agreements	60	12	6
Customer relationships	1,040	260	130
Total identifiable intangible assets	$1,190	$362	$136

The following table outlines the estimated future amortization expense at January 3, 2015 and July 4, 2015 related to the amortizing intangible assets related to the acquisition of the Farncombe Entities.

	Fiscal Year Ended January 3, 2015	Twenty-six Weeks Ended July 4, 2015
2015	$272	$136
2016	272	272
2017	272	272
	12	12
	$828	$692

[D] To record a pro forma adjustment related to Farncombe Acquisition transaction costs of $292,000 incurred during the twenty-six weeks ended July 4, 2015.

[E] To record a liability for the fair value of contingent consideration related to the contingent right of the sellers to receive additional cash and shares of Company Common Stock pursuant to an earn-out (the “Earn-Out”) based upon the performance of the Farncombe Entities after Closing. The term of the Earn-Out opportunity ends on the second anniversary of the Closing. The Earn-Out liability was calculated using a Monte Carlo simulation using a risk-adjusted discount rate and management’s estimate of forecasted revenues that are eligible under the Earn-Out as described in the Purchase Agreement. The fair value of the Earn-Out liability will be evaluated each reporting period and changes in its fair value will be included in the Company’s results of operations.

The Earn-Out opportunity, is potentially payable in cash and/or shares of Company Common Stock as elected by each Seller as set forth in the Purchase Agreement. The aggregate amount potentially payable pursuant to the Earn-Out consists of cash in an amount up to £719,483 pounds sterling (approximately US$1.1 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015) and up to 461,055 shares of Company Common Stock (approximately £1,024,765 pounds sterling or US$1.6 million based on an exchange rate of £1.556=US$1.00 as of July 21, 2015). The actual number of shares to be issued and amount of cash to be paid is not determinable until the end of the Earn-Out period based on the achievement of the revenue target amounts specified in the Purchase Agreement subject to earlier payment upon certain change of control events relating to Cartesian or the Farncombe Entities as specified in the Purchase Agreement.

[F] Adjustment to record tax benefit to reflect the pro forma income tax impact at the Company’s statutory income tax rate.